UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2017

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 15, 2017, Shell Midstream Partners, L.P. (the “Partnership”) issued a press release announcing an expected impact of $15 million on third quarter operating income resulting from outages and repairs related to Hurricane Harvey. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

On September 12, 2017, the Partnership announced its agreement to issue and sell 10,370,000 common units representing limited partner interests in the Partnership. A copy of the press release announcing the agreement is attached as Exhibit 99.2 to this report and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Number	Description

99.1	Press Release dated September 15, 2017, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated September 12, 2017, issued by Shell Midstream Partners, L.P.

INDEX TO EXHIBITS

Number	Description

99.1	Press Release dated September 15, 2017, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated September 12, 2017, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: September 15, 2017